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                                  EXHIBIT (21)


                           SUBSIDIARIES OF REGISTRANT


The following lists each of the Registrant's significant domestic and foreign subsidiaries.


                                                                                              Percent
                                                                       Jurisdiction          of Voting
                                                                         in Which            Securities
Name of Corporation                                                    Incorporated            Owned
- -------------------                                                    ------------          ----------
 Milton Roy Company   . . . . . . . . . . . . . . . . . . . . . . . .  Pennsylvania             100%
 The Falk Corporation   . . . . . . . . . . . . . . . . . . . . . . .  Delaware                 100%
 Sullair Corporation  . . . . . . . . . . . . . . . . . . . . . . . .  Indiana                  100%
